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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEMIS COMPANY, INC.

March 20, 2012

Dear Shareholders:

        It is my pleasure to invite you to join us at the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin. The meeting will be held on Thursday, May 3, 2012, at 9:00 a.m., Central Daylight Time. We will report on Bemis Company's results for 2011 and comment on the upcoming year. You will also have ample opportunity both before and after the meeting to meet and speak informally with our Directors and Officers. We hope you are able to attend.

        Please take the time to vote your proxy. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide voting instructions to your broker. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        On behalf of the Board of Directors and all Bemis Company employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,
Henry J. Theisen President and Chief Executive Officer

 ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 3, 2012. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by:

  •
  calling 920-727-4100;

  •
  e-mailing contactbemis@bemis.com; or

  •
  mailing a request to Bemis Company, Inc. at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, Attention: Corporate Secretary.

        Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

BEMIS COMPANY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2012

        We will hold the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin, on Thursday, May 3, 2012, at 9:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect five Directors for a term of three years;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

  3.
  To cast an advisory vote on the Company's executive compensation ("Say-on-Pay Vote");

  4.
  To vote upon a proposal submitted by a shareholder, if properly presented at the meeting; and

  5.
  To transact such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on March 2, 2012, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors
Sheri H. Edison Vice President, Secretary and General Counsel

March 20, 2012

PLEASE EXECUTE YOUR PROXY PROMPTLY

BEMIS COMPANY, INC.
One Neenah Center, 4th Floor
Neenah, Wisconsin 54956

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2012

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

Why am I receiving these proxy materials?

        The Board of Directors of Bemis Company, Inc. (the "Company") is soliciting your proxy in connection with the Annual Meeting of Shareholders to be held on Thursday, May 3, 2012. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about March 20, 2012.

Why did I receive a Notice of Internet Availability of Proxy Materials?

        Under the rules of the Securities and Exchange Commission, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders' receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

        The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. Unless otherwise specified in the proxy, a Company proxy will vote your shares:

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  "FOR" the five Director-nominees set forth herein;

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  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

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  "FOR" the approval of the compensation of our named executive officers; and

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  "AGAINST" the shareholder proposal to eliminate the classification of the Board of Directors.

May I revoke my proxy?

        You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

How can I vote my shares?

        You may vote by Internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

  •
  Vote by Internet at www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2012. Have your proxy card or Notice of Internet Availability in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. For your information, voting via the Internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

  •
  Vote by Phone.  Use any telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2012. Have your proxy card in hand when you call and then follow the instructions. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

  •
  Vote by Mail.  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

  •
  Vote at the Meeting.  You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

        If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

Who will conduct and pay for the cost of this proxy solicitation?

        We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by Internet by our Directors, Officers or other regular employees without remuneration other than regular compensation.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on March 2, 2012, will be entitled to vote at the meeting. As of that date, we had outstanding 103,090,342 shares of Common Stock. Each share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors, approve the ratification of PricewaterhouseCoopers as our independent registered public accounting firm, and approve the shareholder proposal. The Say-on-Pay Vote is advisory and non-binding, but we will consider shareholders to have approved the compensation of our named executive officers if the number of votes cast "For" the proposal exceed the number of votes cast "Against" the proposal.

How are votes counted?

        Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote "against" the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a "broker non-vote." Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

        The election of directors, the Say-on-Pay Vote, and the shareholder proposal are matters on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on these proposals, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What is the address for the company's principal executive office?

        The mailing address of our principal executive offices is One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.

 OWNERSHIP OF THE COMPANY'S SECURITIES

Security Ownership of Certain Beneficial Owners

        The only persons known to us to beneficially own, as of March 2, 2012, more than 5 percent of our outstanding Common Stock are set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
State Street Corporation One Lincoln Street Boston, MA 02111	8,848,356	(1)	8.58%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,108,877	(2)	5.93%

(1)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 9, 2012. State Street has shared voting and dispositive power over all 8,848,356 shares.

(2)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 9, 2012. Vanguard has sole voting power over 142,167 shares, shared voting power over 0 shares, sole dispositive power over 5,966,710 shares, and shared dispositive power over 142,167 shares. The shares reported include 6,547,605 shares beneficially owned by SSGA Funds Management, Inc., a subsidiary of State Street, which has shared voting and dispositive power over such shares, such shares representing 6.4% of the outstanding shares.

Security Ownership of Directors, Director Nominees and Executive Officers

        The following table lists the beneficial ownership of our Common Stock as of March 2, 2012, by each Director, each nominee for Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 103,090,342 shares outstanding as of March 2, 2012.

Beneficial Owner	Direct(1)	Voting or Investment Power(2)	Right to Acquire(3)	Total	Percent of Outstanding Shares
William F. Austen	126,764	7,938		134,702	*
William J. Bolton	26,837			26,837	*
Sheri H. Edison	323			323	*
Ronald J. Floto				0	*
David S. Haffner	32,446			32,446	*
Barbara L. Johnson	7,156			7,156	*
Timothy M. Manganello	52,468			52,468	*
William L. Mansfield				0	*
Roger D. O'Shaughnessy	40,384			40,384	*
Paul S. Peercy	21,042			21,042	*
Edward N. Perry	123,754	101,358		225,112	*
James W. Ransom, Jr.	18,018			18,018	*
Henry J. Theisen	158,756	43,698	155,565	358,019	*
Scott B. Ullem	4,326			4,326	*
Holly A. Van Deursen	11,003			11,003	*
Philip G. Weaver	19,209			19,209	*
Gene C. Wulf(4)	163,543		131,218	294,761	*
All Current Executive Officers and Directors as a Group (17 persons)	715,770	152,994	165,083	1,033,847	1.0%

*
Less than one percent (1%).

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account. Also included are shares held in 401(k) accounts of Executive Officers.

(2)
This column includes other shares over which Directors and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
Includes shares or options that are currently exercisable or vested or that become exercisable or will vest within 60 days of March 2, 2012 pursuant to the grants made under the 1994 Stock Incentive Plan, 2001 Stock Incentive Plan, and the 2007 Stock Incentive Plan.

(4)
Mr. Wulf, a Named Executive Officer, retired as an Executive Officer and employee of the Company effective December 16, 2011.

 PROPOSAL 1—ELECTION OF DIRECTORS

        Directors are divided into three classes elected on a staggered basis for three-year terms. The Nominating and Corporate Governance Committee of the Board of Directors has nominated five persons to the class of Directors to be elected at the meeting. Persons elected will hold office for a three-year term expiring in 2015 and will serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee. In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Director-Nominees for Terms Expiring in 2015

WILLIAM J. BOLTON, 65	Director Since 2000

Mr. Bolton is Chairman of the Board of Directors of the Company. Mr. Bolton has been the President of Taranis Management LLC, a consulting group that works with private equity firms focused on retail, restaurant, and consumer goods companies, since 2008. He was a consultant to the food distribution industry from 2000 to 2008. He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer—Corporate Retail from 1997 to 2000. SUPERVALU is a food distribution and food retailing company. From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno's, a supermarket company. He served on the board of directors of Ace Hardware Corporation from 2004 to 2010. Mr. Bolton's extensive experience in the food industry brings an important body of knowledge to our Board since food product applications comprise approximately 65 percent of our annual net sales. Mr. Bolton has more than 10 years of continuous service on the Board, giving him considerable knowledge of our business. Further, Mr. Bolton brings his public company leadership experience to his role as Chairman of the Board.
BARBARA L. JOHNSON, 61	Director Since 2002

Ms. Johnson is the Vice Chancellor for Business and Finance for the University of Nebraska at Kearney. She has held that position since 2007. From 2004 to 2007 she served as a consultant for various institutions of higher education advising on financial and administrative matters. She previously was Vice President and Treasurer of Carleton College, Northfield, Minnesota from 2000 to 2004. Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of The Ohio State University, Columbus, Ohio from 1990 to 1997. Ms. Johnson's in-depth knowledge and experience managing investment, financial and administrative matters in various organizations allow her to provide a unique perspective to financial management

PAUL S. PEERCY, 71	Director Since 2006

Mr. Peercy is currently Dean of the College of Engineering at the University of Wisconsin-Madison, a position he has held since 1999. From 1996 to 1998 he was President of SEMI/SEMATECH in Austin, Texas, a non-profit consortium of more than 160 of the nation's suppliers to the semiconductor industry. From 1968 to 1995 he served in various departments of the Sandia National Laboratories in Albuquerque, New Mexico. He is currently a director of Sonic Foundry Inc. (NASDAQ: SOFO), a company providing enterprise webcasting and lecture capture located in Madison, Wisconsin. Mr. Peercy's engineering expertise and experience in research and development enables him to provide unique and valuable insight to our innovation-focused business strategy. His diverse executive experience in corporate and educational fields provides him with a unique perspective from which to evaluate both our financial and operational risks and opportunities.
RONALD J. FLOTO, 69	Director-Nominee

Mr. Floto is currently President of FLT International, LLC, a company providing investment management consulting, which he founded in 2007. For ten years prior to that, Mr. Floto was the Chief Executive Officer at Dairy Farm International Holdings Limited. From 1994 to 1997, he was President of the Super K Division at Kmart Corporation. Mr. Floto also serves as a director of Dairy Farm International Holdings Limited (Hong Kong). Mr. Floto's vast experience in the retail and food industries will provide extensive knowledge and insight into the needs of our customers in those industries. In addition, his international expertise will offer important insight into the global aspects of our business.
WILLIAM L. MANSFIELD, 63	Director-Nominee

Mr. Mansfield is currently the Chairman of Valspar Corporation (NYSE: VAL) and has been a director at Valspar Corporation since 2005. He became Chairman of Valspar in August 2007 and previously served as Chief Executive Officer of Valspar from February 2005 until his retirement in June 2011. Mr. Mansfield was President of Valspar from February 2005 to February 2008. Mr. Mansfield's broad experience in strategic planning, operations, financial management and investor relations will be a valuable asset to our Company. In addition, his leadership experience with a publicly-traded company will provide important background expertise and knowledge to the

Directors Whose Terms Expire in 2014
EDWARD N. PERRY, 65	Director Since 1992

Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and since 2008 has been Of Counsel to the law firm of Hirsch Roberts Weinstein LLP. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen, LLP from 2004 to 2005, and to Sullivan, Weinstein & McQuay, PC from 2006 to 2008. With more than 19 years of continuous service on our Board, Mr. Perry is our longest-serving Director and has a thorough knowledge and understanding of our Company and our industry. Mr. Perry's background as an attorney makes him well prepared to provide perspective on the legal affairs of our Company, and his expertise in employment and labor law offers an important perspective on human resources matters. His background also assists in the evaluation of financial policies and controls as well as legal and regulatory risks and opportunities.
TIMOTHY M. MANGANELLO, 62	Director Since 2004

Mr. Manganello is Chairman of the Board and Chief Executive Officer of BorgWarner Inc. (NYSE: BWA), a leader in highly engineered components and systems for vehicle powertrain applications worldwide. He has served in this role since 2003. He was also President and Chief Operating Officer from 2002 until 2003. Prior to this, Mr. Manganello held senior management positions at BorgWarner in operations, sales and business development. He was previously Chairman of the Federal Reserve Bank of Chicago—Detroit Branch and is currently a director of Zep, Inc. (NYSE: ZEP), a producer and marketer of commercial cleansing products and maintenance solutions. Mr. Manganello offers the Board valuable experience in international acquisition integration, operations management, labor relations, engineering-based research and development, long-term strategic planning, capital markets financing, and financial performance measurement.
PHILIP G. WEAVER, 59	Director Since 2005

Mr. Weaver is presently a consultant to industry. Until his retirement in 2009, Mr. Weaver was Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), a global company specializing in the design, manufacture, and sales of passenger car, light truck, medium truck, motorcycle, and racing tires. He had been Vice President and Chief Financial Officer since 1998. He previously served as the Vice President of the tire division from 1994 to 1998 and served as Controller of the tire division from 1990 to 1994. Mr. Weaver's expertise in accounting and finance, and his experience as a chief financial officer of a public company, provide him with a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing, and auditing. In addition to his extensive experience with acquisitions and international operations, his finance background makes him well qualified to be the Chair of our

HENRY J. THEISEN, 58	Director Since 2006

Mr. Theisen is our President and Chief Executive Officer. He has been President of Bemis since 2007 and was appointed Chief Executive Officer in 2008. He previously was Executive Vice President and Chief Operating Officer from 2003 to 2007 and Vice President of Operations from 2002 to 2003. From 1975 to 2002 he held various research and development, marketing, and management positions within the Company. Mr. Theisen is also a Director of Andersen Corporation, a privately-held company. As a 36 year veteran of the Company, Mr. Theisen brings extensive product development expertise and industry knowledge to the Board. His expertise extends from engineering, research, and product development to managing key customer relationships and developing marketing and sales strategies. He has an intimate understanding of our product designs and manufacturing methods and draws on that knowledge to evaluate the financial performance of the Company.
Directors Whose Terms Expire in 2013
ROGER D. O'SHAUGHNESSY, 69	Director Since 1997

Mr. O'Shaughnessy is Chairman and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of high technology insulating and solar glass. He has held this position since 1967. In addition to his extensive experience in operations management and directing research and development activities at Cardinal Glass, his background and experience with regard to technology focused business strategy offers an important perspective to our Board.
DAVID S. HAFFNER, 59	Director Since 2004

Mr. Haffner is President, Chief Executive Officer, and a director of Leggett & Platt, Inc. (NYSE: LEG), a diversified manufacturing company. He has been Chief Executive Officer since 2006 and President since 2002. He previously served as Chief Operating Officer from 1999 to 2006 and as Executive Vice President of Leggett & Platt from 1995 to 2002. Mr. Haffner's experience managing the operations of an acquisitive, international public company has assisted us with respect to our recent international acquisitions and subsequent integration activities. In addition, his experience with labor relations, compensation strategy, and financial performance

HOLLY A. VAN DEURSEN, 53	Director Since 2008

Ms. Van Deursen is currently a Director of Actuant Corporation (NYSE: ATU); Anson Industries, a privately-held company; Petroleum Geo-Services (OSE: PGS); and Capstone Turbine Corporation (NASDAQ: CPST). She was most recently an executive in the petrochemical industry, and has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London, and Hong Kong. She was Group Vice President of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003. Ms. Van Deursen has extensive experience in the chemical industry, from which Bemis buys the majority of its raw materials. She also has an engineering background and international experience, which is relevant to our strategic focus on technology and innovation, as well as disciplined international expansion. Her experience in strategic analysis at British Petroleum further enhances her ability to analyze and evaluate our financial risks and opportunities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES TO SERVE AS DIRECTORS.

 CORPORATE GOVERNANCE

Corporate Governance Documents

        You can electronically access all of our committee charters, our Code of Conduct, and our Principles of Corporate Governance at our website at www.bemis.com under the "About Us" section or by writing to us at Bemis Company, Inc., Attention: Company Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669. Certain committee charters, the Code of Conduct, and the Principles of Corporate Governance have been amended recently. Hard copies will be provided to any shareholder or any interested party upon request. We intend to promptly post on our website any amendments to or waivers of the Code of Conduct that apply to a Bemis officer following the date of such amendment or waiver.

Director Independence

        The Board has determined that all Directors and Director-nominees, with the exception of Mr. Theisen, are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). The Board has affirmatively determined that each of the following non-employee Directors and Director-nominees, who collectively constitute a majority of the Board and all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, is independent:

  •
  William J. Bolton

  •
  Ronald J. Floto

  •
  David S. Haffner

  •
  Barbara L. Johnson

  •
  Timothy M. Manganello

  •
  William L. Mansfield

  •
  Roger D. O'Shaughnessy

  •
  Paul S. Peercy

  •
  Edward N. Perry

  •
  Holly A. Van Deursen

  •
  Philip G. Weaver

        In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director's independence. To be independent a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management. The Board considered information provided by the Directors and Director-nominees and concluded none of the independent Directors or independent Director-nominees have any relationships with Bemis.

The Board of Directors

        All members then comprising the Board of Directors attended the Annual Meeting of Shareholders in 2011. The Board does not have a formal written policy requiring members to attend the Annual Meeting of Shareholders, although all members have traditionally attended. The Board of Directors held four meetings during the year ended December 31, 2011. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and meetings of Committees on which they served.

Committees of the Board

        The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The table below shows current membership for each of these committees:

Executive and Finance Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William J. Bolton*	William J. Bolton	David S. Haffner*	William J. Bolton*
Roger D. O'Shaughnessy	Paul S. Peercy	Barbara L. Johnson	David S. Haffner
Edward N. Perry	Edward N. Perry	Timothy M. Manganello	Barbara L. Johnson
Henry J. Theisen	Holly A. Van Deursen	Roger D. O'Shaughnessy	Timothy M. Manganello
	Philip G. Weaver*		Roger D. O'Shaughnessy
Paul S. Peercy
Edward N. Perry
Holly A. Van Deursen
Philip G. Weaver

*
Committee Chair

        Executive and Finance Committee.    The Executive and Finance Committee did not meet in 2011. The Executive and Finance Committee has the authority to exercise all the powers of the full Board, except the Executive and Finance Committee does not have the power to change the membership of, or fill vacancies in, the Executive and Finance Committee or to amend the Company's Amended By-Laws. Generally, this Committee will only meet or act in emergencies, or when requested by the full Board. The Committee will report any actions to the full Board as soon as reasonably possible.

        Audit Committee.    The Audit Committee held four regular quarterly meetings and five additional conference calls in 2011. The Audit Committee's principal function is to assist the Board by performing the duties described in the Audit Committee Charter, which include:

  •
  oversight responsibility for the integrity and fair presentation of our financial reporting; and

  •
  responsibility for the selection, compensation, and oversight of our independent registered public accounting firm.

        The Board has determined that all members of the Audit Committee are financially literate and that Philip G. Weaver is a financial expert as defined by the Securities and Exchange Commission.

        Compensation Committee.    The Compensation Committee held three meetings and two conference calls in 2011. The Compensation Committee has a Compensation Committee Charter, which requires the Compensation Committee to, among other things:

  •
  approve the compensation of the Executive Officers and Directors; and

  •
  review management's recommendations on Officer and key employee compensation and company-wide benefit plans.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee held four meetings in 2011. This Committee has a Nominating and Corporate Governance Committee Charter, which sets forth the Committee's duties, which include:

  •
  recommend nominees for election to the Board of Directors;

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  review the performance of the Chief Executive Officer and other senior Officers;

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  review management succession planning to address leadership continuity;

  •
  review with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of our needs; and

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  review all nominees for Director and recommend to the Board those nominees who have attributes it believes would be most beneficial to us. This assessment will include such factors as experience, integrity, competence, skills, and dedication in the context of the needs of the Board. The Board also considers diversity based on differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes.

        Our Principles of Corporate Governance also set forth certain requirements regarding Board size, Directors who experience job changes, Director tenure, other board service, retirement, and independence matters, which the Committee takes into consideration when carrying out its duties.

Board Leadership Structure

        The Board does not have a policy on whether the positions of Chairman and Chief Executive Officer are to be held by the same person. The positions are currently held by two different individuals.

        The Chairman of the Board of Directors of the Company is William J. Bolton. Mr. Bolton is well qualified to serve as Chairman. He has public company leadership experience, extensive experience in the food and retail industries, is independent, and has more than 10 years of continuous service on the Board, giving him considerable knowledge of our business. His long history with the Company, combined with his leadership skills and background in the food industry, make him an effective Chairman.

        In making the determination to appoint Mr. Bolton to Chairman, the Board considered numerous factors, including his significant operating experience and qualifications in the food industry and in leading a public company, his years of service on the Board, the size and complexity of our business, and the significant business experience and tenure of our Directors. Based on these factors, the Board determined that it was in the best interests of the Company and its shareholders to appoint Mr. Bolton as Chairman of the Board of the Company.

        In accordance with the listing standards of the NYSE, Mr. Bolton presides as the Chairman for independent Director meetings. Mr. Bolton presides over meetings of the independent Directors which are held at the beginning and conclusion of every Board meeting without the presence of management. Additional responsibilities include providing independent leadership to the Board, acting as a liaison between the non-management Directors and the Company, and ensuring that the Board operates independently of management.

        Henry J. Theisen is our President and Chief Executive Officer. He has been President of the Company since 2007 and Chief Executive Officer since 2008. The Board appointed Mr. Theisen as President and Chief Executive Officer after carefully considering many factors, including his extensive experience with the Company as an officer and leader in many different areas such as research and development, marketing, and management. The Board also considered Mr. Theisen's leadership skills, operating experience, and thorough knowledge of the industry.

Board's Role in Oversight of Risk Management

        Our Board of Directors takes an active role in oversight of our Company both as a full Board and through its Committees. Each of the Board Committees considers risk within its area of responsibility.

        We engage in an annual enterprise wide risk management ("ERM") process which includes periodic risk assessments performed during the year. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled by our Director of Risk Management. The report is reviewed by the Director of Global Financial Compliance and approved by the Chief Executive Officer, Chief Financial Officer, and General Counsel. The report is presented to the Audit Committee annually to ensure completeness, appropriate oversight, and review, and supplemented with quarterly updates. Interim reports on specific risks are provided if requested by the Board or recommended by management.

Nominations for Directors

        The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance, which are summarized below, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Committee should write the Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate's qualifications for consideration by the Nominating and Corporate Governance Committee.

        If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in our Amended By-Laws. Under our Amended By-Laws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year's annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

        Bemis hires Beal Associates, a search firm, to help identify and facilitate the screening and interview process of Director-nominees. In connection with the Nominating and Corporate Governance Committee's evaluation of a Director-nominee, the Nominating and Corporate Governance Committee:

  •
  believes that nominees must have experience as a Board member or senior officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience;

  •
  evaluates whether the nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, international, technological, or other expertise;

  •
  engages the search firm to screen the candidates, do reference checks, prepare a biography for each candidate for the Committee to review, and help set up interviews;

  •
  interviews, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the criteria; and

  •
  selects nominees that best suit the Board's needs.

        The Board engaged Beal Associates and established an ad hoc committee to identify new Board candidates, resulting in the recommendation to the Board of Ronald J. Floto and William L. Mansfield as nominees to serve on the Board. Bemis paid Beal Associates a fee for performing these services in connection with the nominations of Messrs. Floto and Mansfield.

Communications with the Board

        The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to Bemis Company, Inc., c/o Corporate Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers, and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2011 and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2011.

 TRANSACTIONS WITH RELATED PERSONS

        Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Rule 404 of Regulation S-K ("Related Person Transaction"), before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

        The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Committee. Any action taken by the Chairman shall be reported to the Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

        The Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

  •
  whether the terms of the transaction are fair;

  •
  whether the transaction is material to us;

  •
  the role the related person has played in arranging the Related Person Transaction;

  •
  the structure of the Related Person Transaction; and

  •
  the interests of all related persons in the Related Person Transaction.

        A Related Person Transaction will only be approved by the Committee if the Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair.

Approval Process

        The Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Committee deems appropriate:

  •
  requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction;

  •
  assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

  •
  limiting the duration or magnitude of the Related Person Transaction;

  •
  requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Committee on a regular basis;

  •
  requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

  •
  appointing a Company representative to monitor various aspects of the Related Person Transaction.

        In the case of any transaction for which ratification is sought, the Committee may require amendment or termination of the transaction, or implementation of any of the above actions, if the Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2011

        Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000 (the "404 Threshold Amount").

        During 2011, we and our subsidiaries purchased, at market competitive prices, approximately $2.5 million of metallized film and metallizing services from Vacumet Corporation, a subsidiary of Scholle Corporation. William J. Scholle, a Director of the Company until his resignation in November 2011, is President and Chief Executive Officer of Scholle Corporation. At the request of the Audit Committee, consisting entirely of independent Directors, PricewaterhouseCoopers LLP conducted a review of this transaction. Based on PricewaterhouseCoopers LLP's report, the Audit Committee determined that this transaction was at least as fair to us as if it had been consummated with non-related parties.

        Robert Krostue is the brother-in-law of Jeffrey H. Curler. Mr. Curler was Chairman of the Board of the Company and our Executive Chairman until his retirement in December 2011. Mr. Krostue is employed by Perfecseal, Inc., one of our subsidiaries, as Vice President of North American Operations. He was paid total compensation in 2011 of approximately $70,000 more than the 404 Threshold Amount. Mr. Krostue has been employed by Bemis for more than 34 years and intends to retire on May 1 of this year.

        Tina Seashore is the daughter of Eugene H. Seashore, former Senior Vice President of the Company who retired in 2011. Ms. Seashore is employed as Bemis' Director of Compensation & Benefits. She was paid total compensation in 2011 of approximately $11,500 more than the 404 Threshold Amount. Ms. Seashore has been employed by us for more than 13 years.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Introduction

        Our Compensation Committee (the "Committee") has been authorized and empowered by our Board of Directors to review and approve compensation for our Executive Officers and to ensure that our compensation programs are meeting the intended objectives. These programs are straightforward and driven by several key objectives described further below. In addition, the Committee provides a recommendation to the Board of Directors as to the competitive pay package for its Directors.

        For 2011, our "Named Executive Officers" identified in the Summary Compensation Table include our Chief Executive Officer (CEO), Chief Financial Officer, next three highest compensated Executive Officers serving as such at year-end, and one Executive Officer who retired in 2011. The components of the compensation and benefits provided to all Executive Officers, including the Named Executive Officers, are similar in design.

2011 in Review

        Our earnings per share (EPS) for 2011, adjusted for non-recurring and other unusual factors, was $1.99, a decrease of 6.1 percent from the adjusted EPS of $2.12 in 2010. For 2011, net sales were $5.32 billion, an increase of 10.1 percent from the previous year.

        Our below target financial performance for 2011 resulted in corresponding below target payouts of incentive compensation, reflecting our pay for performance philosophy:

  •
  Short-Term Annual Incentive:  For the 2011 performance period, 2011 adjusted EPS performance was 93.9 percent of 2010's adjusted EPS which resulted in a 43.13 percent payout of each Executive Officer's target award. However, our achievement of the eight percent sales growth target resulted in an additional payout of 10 percent of the target award, resulting in a total payout equal to 53.13 percent of each Executive Officer's target award.

  •
  Long-Term Incentive (Performance-Based Share Units):  Long-Term Incentives are awarded in the form of restricted share units that are equally split between time-based share units and performance-based share units. For the January 1, 2009 through December 31, 2011 performance period, our Total Shareholder Return (TSR) ranked at the 26.5th percentile in comparison to our TSR comparator group ("TSR Comparator Group"). This resulted in a payout of 52.5 percent of the Executive Officers' target awards of performance-based share units.

        Per management's recommendation, there have been no base salary increases for our Executive Officers in 2012 and none are planned at this time.

Say-on-Pay

        Approximately 94 percent of the shares voted during our Annual Meeting of Shareholders in 2011 voted in favor of our compensation paid to our Named Executive Officers. After conducting the annual review of our compensation programs and considering the result of the "say-on-pay" vote, we decided to leave our compensation programs largely unchanged. The only change we made to our compensation programs for 2012 is related to our Executive Officer share ownership guidelines. This change was not a result of the "say-on-pay" vote but instead was influenced by external benchmarking conducted by Towers Watson.

Executive Compensation Philosophy and Objectives

        The Committee's responsibility is to provide effective compensation plans that align the interests of shareholders and management. The Committee believes that the most effective compensation plans are those that reward achievement of specific annual and long-term strategic goals, without encouraging undue risk taking. These plans are reviewed on an annual basis by the Committee to ensure competitive position, alignment with goals and a focus on enhancing shareholder value in the current and forecasted business environments. The key elements of this philosophy are designed to:

  •
  attract and retain key talent;

  •
  motivate individuals to achieve our goals;

  •
  achieve results that add shareholder value; and

  •
  grow long-term earnings.

        Accordingly, the Committee has designed and approved compensation plans that include base salary, short-term annual performance-based cash incentives, and long-term incentives in the form of restricted share units, both time-based and performance-based, to align with this philosophy. The Committee believes that the simplicity of our executive compensation plans has been instrumental in providing shareholder return, even in the midst of the current global economic environment.

2011 Executive Compensation Elements

        We outline below the compensation elements that apply to all Executive Officers.

Compensation Elements		Why We Pay		Percent Range of Total Direct Compensation

•	Base Salary	•	Attract and retain executives	•	18-35 percent

		•	Attract and retain executives
•	Short-Term Annual Performance-Based Cash Incentives (Non-Equity)	•	Motivate executives to achieve short-term key business priorities and objectives	•	13-20 percent
		•	Hold executives accountable for performance against targets

		•	Motivate executives to achieve key long-term goals and objectives
		•	Hold executives accountable for performance against targets
•	Long-Term Incentive Compensation (Equity)	•	Focus executive decisions on long-term success/earnings that add shareholder value	•	37-55 percent
		•	Provide executives with increased ability to acquire equity ownership
		•	Attract and retain executives

		•	Provide income security for retirement
•	Retirement Plans	•	Attract and retain executives	•	6-12 percent

		•	Attract and retain executives
•	Other Compensation	•	Enhance executive productivity	•	<0.2 percent

        In addition to the annual compensation elements listed above, we have double-trigger "Change of Control" agreements with our Executive Officers that provide for the payment of compensation and benefits in the event of termination following a change of control (see Potential Payments Upon Termination Table).

Compensation Decisions

        The Committee makes all final decisions regarding Executive Officer compensation. The Committee considers the following factors when making compensation decisions:

  •
  job responsibilities and complexities;

  •
  performance, experience, and proficiency in the role;

  •
  comparison to external market data;

  •
  merit increase percentages consistent with other Bemis salaried employees;

  •
  potential and succession planning considerations; and

  •
  recommendations of the CEO and the Vice President, Human Resources.

        The Committee uses an independent, outside compensation consultant, Towers Watson, to conduct an external market check as an input to the decision-making process. This market check is a thorough benchmarking process that uses two external data sources to evaluate the external competitiveness of total target compensation, including base salaries, target short-term annual performance-based cash incentives (non-equity incentive compensation), and target long-term equity compensation.

        The first data source is a customized industry specific survey from the Towers Watson Compensation Databank that includes 28 companies ("Survey Comparator Group") within the industrial manufacturing and consumer products/non-durable industries. The second data source is proxy data that includes 19 companies ("Proxy Comparator Group") within the paper and container packaging industry. Companies included in the data from both sources have revenue ranging from $2 billion to $10 billion, approximately 40 percent to 200 percent of Bemis' 2011 revenue. For Messrs. Austen and Ransom regression analysis is conducted to appropriately size adjust the data for their related scope of responsibilities. The survey data from the Towers Watson Compensation Databank served as the primary data source, with proxy data as a secondary comparison used primarily for pay design. The Survey Comparator Group and the Proxy Comparator Group comprise our Total Target Compensation Comparator Group ("TTC Comparator Group").

        The Towers Watson study conducted in late 2010 ("2010 Study") evaluated compensation levels for similarly situated executives and provided Bemis with market information based upon the data sources described above.

        The Survey Comparator Group included the following companies:

Avery Dennison	GAF Materials	MeadWestvaco Corp	Sonoco Products Co

Ball Corp	Grief Inc	Nypro	SPX

Cameron International	Harland Clarke	Owens-Illinois Inc	Terex

Cooper Industries	Hasbro	PolyOne	Timken

Corning	HD Supply	S.C. Johnson	Trinity Industries

Flowserve	Lorillard Tobacco	Sealed Air Corp	Tupperware

Fortune Brands	MAG Industrial Automation Systems	Sherwin-Williams	USG

        The Proxy Comparator Group included the following companies:

AptarGroup Inc.	Graphic Packaging Holding Co	Pactiv Corp	Sonoco Products Co

Avery Dennison Corp	Greif Inc	Rock-Tenn Co	Temple Inland Inc

Ball Corp	MeadWestvaco Corp	Sealed Air Corp	Valspar Corp

Clorox Co	Owens-Illinois Inc	Silgan Holdings Inc.	Weyerhaeuser Co

Crown Holdings Inc	Packaging Corp of America	Smurfit Stone Container Corp

        The Committee then consulted with Towers Watson regarding recommended compensation adjustments consistent with market trends and Bemis' philosophy (meaning generally within the broad middle range of the market when targeted performance levels are achieved). The Committee determined CEO compensation based upon the Board's annual CEO performance evaluation and the market check analysis from Towers Watson. In setting compensation for all other Executive Officers, the Committee utilized recommendations from the CEO, input from the Vice President, Human Resources, and the market check analysis from Towers Watson.

        The 2010 Study revealed the following important facts as it relates to our executive compensation elements:

  •
  Competitive pay levels were similar in both data sources.

  •
  The analysis revealed that the Executive Officer group collectively was positioned 11 percent below the midpoint of the market of the survey data when all target total direct compensation was considered.

  •
  Our CEO was positioned 20 percent below the midpoint of the market of the survey data when all target total direct compensation was considered.

        Based on the analysis, the Committee approved, effective January 1, 2011, base salary changes that were, on average, consistent with all other Bemis employees as a group and with market trends. The Committee also approved updates to Short-Term Annual and Long-Term Incentive targets by increasing the percentage of base salary amount, as well as the base salary itself, to more closely align with the median of our TTC Comparator Group effective January 1, 2011.

        To maintain Towers Watson's independence, management limits the use of other consulting services from Towers Watson. Management used Towers Watson's consulting services on a limited basis in 2011 for 401(k) investment advice. Fees paid for these services in 2011 were less than $51,000 and not material. The contract for such consulting services ended on July 31, 2011.

        We believe that the design of our compensation components is integral to attracting and retaining the executive talent necessary to meet our objectives. Additional comments regarding the three components of compensation are highlighted below.

Base Salary

        The base salary is a guaranteed component of annual cash compensation that attracts and retains our Executive Officers. We target base salary at or near the broad middle range of our TTC Comparator Group. In 2011, we increased the base salary of our Named Executive Officers to bring them more in line with the middle range.

Short-Term Annual Performance-Based Cash Incentives (Non-Equity)

        The Bemis Executive Officer Performance Plan (BEOPP) was re-approved by the shareholders in May 2009. The purpose of the BEOPP is to provide incentives to our Executive Officers to produce a superior shareholder return. Amounts paid under the terms of the BEOPP are intended to qualify as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code.

        This component of pay for all Executive Officers has no discretion for individual performance and no formula discretion by the Committee once the target criteria is determined. The Plan payout is based entirely on adjusted earnings per share (EPS) growth year-over-year ("EPS Target") and sales performance (increasing sales greater than or equal to eight percent year-over-year provides an additional 10 percent of target award). The target bonus for each Executive Officer is a percentage of base salary, typically adjusted only with a job change and/or when determined necessary to remain competitive with the TTC Comparator Group. Such an adjustment was made for fiscal year 2011 so that the target amounts more closely aligned with the broad middle range of our TTC Comparator Group.

        Each Executive Officer's target percentage is established by the Committee based on the TTC Comparator Group benchmarking data and other factors previously discussed. That percent of annual base salary then becomes the target award. The attainment of the predetermined EPS Target dictates the percent of payment of the target award. The Committee determined that for 2011, the EPS Target was 106 percent of the previous year's adjusted EPS. If this target is achieved, each Executive Officer receives 100 percent of the target award. If the adjusted EPS is less than 90 percent of the previous year's adjusted EPS, no award is paid. At 114 percent of the previous year's adjusted EPS, the BEOPP pays two-times the target award, which is the maximum EPS Target payout. The BEOPP Funding Scale below indicates the range of payouts:

BEOPP Funding Scale

        In 2011, we achieved adjusted EPS of 93.9 percent of the previous year's adjusted EPS, resulting in a bonus payout of 43.13 percent of each Named Executive Officer's target award. For 2011, adjusted EPS excluded transaction related costs for our acquisition of Mayor Packaging, acquisition and integration costs related to Alcan Packaging Food Americas, earnout payments related to the Mayor Packaging acquisition, and facility consolidation costs and also excluded a gain from a non-U.S. pension plan curtailment.

        Sales also increased in excess of eight percent in 2011 and therefore the additional 10 percent sales performance payment was made, bringing the final payout percentage of the target award to 53.13 percent. There is no individual performance factor used in the calculation of the non-equity incentive compensation component. Each Executive Officer has the same final EPS payout percent applied to their respective fixed target award.

Long-Term Incentive Compensation (Equity)

        In May 2006, our shareholders approved the Bemis Company, Inc. 2007 Stock Incentive Plan (the "Stock Incentive Plan"). This Stock Incentive Plan provides for issuance of equity awards in the form of restricted share units to all Executive Officers on an annual basis. The Committee uses a formula tied to base salary to determine the value of restricted share units awarded, which is typically adjusted only with a job change and/or when determined necessary to remain competitive with the TTC Comparator Group. Such an adjustment was made for fiscal year 2011 so that the target amounts more closely aligned with the broad middle range of our TTC Comparator Group. The number of restricted share units awarded is determined by dividing the value by a fixed share price. This Stock Incentive Plan provides the opportunity to acquire meaningful equity ownership and has proven to be a critical incentive and retention tool for Executive Officers.

        Restricted share units awarded in 2011 are equally split between time-based share units, which vest after five years, and performance-based share units, which vest after three years, both subject to accelerated vesting for retirement-eligible participants. With respect to accelerated vesting of performance-based share units, the ultimate distribution cannot occur until after the end of the performance period.

2011 Long-Term Incentive Mix
for Executive Officers

Award Provisions—50% Time-Based Share Units

        The provisions for the time-based share units are described above.

Award Provisions—50% Performance-Based Share Units

        Payout of performance-based share units is determined by relative TSR against the TSR Comparator Group. For units granted in 2009 and 2010, the TSR Comparator Group consisted of public companies in the S&P 500 Materials, Industrials, Consumer Discretionary, and Consumer Staples sectors. For units granted in 2011, the TSR Comparator Group consisted of public companies in the S&P 500 Industrials sector. The change to the TSR Comparator Group for grants awarded in 2011 was intended to better align performance measures with industrial companies similar to Bemis.

        Performance-based share units are earned on the basis of our TSR measured over a three-year period, relative to our TSR Comparator Group:

  •
  TSR reflects share price appreciation and reinvestment of dividends;

  •
  share price appreciation is measured as the difference between the beginning market price and the ending market price of our shares:

  —
  beginning market price equals the average closing price on the 20 trading days immediately preceding the performance period; and

  —
  ending market price equals the average closing price on the last 20 trading days of the performance period.

        The performance-based share units pay out in shares of our common stock in a range of 0 percent to 200 percent of the number of performance-based share units awarded. The chart set forth below shows how our growth in TSR against the TSR Comparator Group companies correlates with the 0 percent to 200 percent range payouts.

 Relative Performance to TSR Comparator Group

        Performance-based share units pay out linearly between each set of data points above the 25th percentile and below the 75th percentile. For example, if we perform at a 40th percentile rank, each Named Executive Officer would receive the number of shares equal to 75 percent of his or her award of performance-based share units. As it is possible that there will be no payout under the performance-based share units, these awards are completely "at-risk" compensation. Further, in order to pay out at the 100 percent target, we must perform above the median of our TSR Comparator Group at the 55th percentile.

        Dividend equivalent payments are made to participants for all awards granted prior to 2010. Beginning with the units granted in 2010 and beyond, the method of paying dividend equivalents was amended by the Compensation Committee. Dividend equivalents on restricted share units, with effective dates on or after January 1, 2010, will be accrued and distributed at the same time as the shares of Common Stock to which they relate.

        The first performance-based share units granted to Executive Officers vested at the end of 2011. Towers Watson calculated our relative TSR results versus the TSR Comparator Group for the January 1, 2009 through December 31, 2011 performance period. The calculated payout percentage (percent of target award) based on the program's scale as listed above determined that our TSR of 30.0 percent resulted in a percentile rank of 26.5 as compared to the TSR Comparator Group. This percentile ranking resulted in a payout percentage of 52.5 percent of the target award for the 2009 performance-based grants.

Executive and Director Share Ownership Guidelines

        To emphasize the importance of linking Executive Officers, Directors, and shareholder interests, we have established guidelines that require all Executive Officers and Directors to hold or have a right to acquire a minimum number of Bemis shares. The Bemis share requirement for the CEO is a market value equal to five times the CEO's annual base salary. The Bemis share requirement for all other Executive Officers and Directors is a market value equal to three times the annual base salary or retainer, respectively. For 2012, we decreased the share requirement for Executive Officers from five times to three times base salary to better align with external market practices. Each Executive Officer or Director is expected to achieve the ownership target within five years from the date of election as an Executive Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

Share Holding Requirements

        Each Executive Officer is required to hold, for a period of not less than three years from the date of share acquisition, one-half of the net number of shares issued pursuant to our equity compensation plans. These restrictions expire after the three-year period or upon termination or retirement.

Risk Assessment

        In late 2009, the Committee conducted a compensation risk management assessment of company-wide incentive practices. As part of this assessment, Towers Watson was engaged to conduct a study to assess several areas of potential compensation risk. The Committee concluded that risk associated with compensation policies and practices is not reasonably likely to have a material adverse effect on the Company.

        In making this evaluation, Towers Watson examined key design elements of our compensation programs in relation to industry "best practices", as well as our internal controls and oversight by management and the Board of Directors. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives, both internally and with Towers Watson, to conclude that such incentive programs do not encourage excessive risk-taking. No changes were made to executive compensation programs in 2011 that would materially impact the risk assessment.

Retirement and Other Employee Benefits

        We offer retirement plans that are intended to supplement the employee's personal savings and social security. All employees in the United States are eligible to participate in a retirement plan, profit sharing plan, savings plan, or a combination thereof.

        We offer core employee benefits coverage to:

  •
  provide our employees with a reasonable level of financial support in the event of illness or injury; and

  •
  enhance productivity and job satisfaction through programs that focus on work/life balance and wellness.

        Core benefits available are the same for all United States employees and Executive Officers, and include medical, pharmacy, dental, wellness, disability coverage, and life insurance. In addition, the Bemis 401(k) savings plans (BIIP & BIPSP) and our retirement plans provide a reasonable level of retirement income reflecting employees' careers with us. These plans are generally available to all United States employees, including Executive Officers. We also offer non-qualified supplemental retirement and savings plans, which provide certain additional retirement benefits, including benefits that cannot be provided through the qualified plans due to various Internal Revenue Service limits.

        The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Perquisites

        We have discontinued all material perquisites to all Executive Officers, including Named Executive Officers, with the exception of some limited use of our company plane by the CEO, relocation expense reimbursement and minimal amounts of reimbursement for gas for personal travel. Beginning in 2009, Executive Officers do not receive any gross-up adjustments related to income tax for perquisites. The only exceptions are tax reimbursements provided to all employees who participate in our relocation program.

Change of Control Agreements (Management Agreements)

        We have management agreements with all Executive Officers to ensure retention and action in the best interests of the shareholders in the event of a change of control. The agreements provide benefits upon a change of control event and subsequent termination. In 2008, new management agreements were approved for all incoming Executive Officers. These agreements provide for two years of payments, defined below (versus the previous management agreements that provided for three years of payments for existing Executive Officers), and provide no additional restricted share unit awards. Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code §280G excise tax gross-up adjustments from payments due under new Management Agreements.

        The determination of the amount of payment(s) and benefits in the event of a change in control for either agreement is described in the footnotes on the Potential Payments Upon Termination Table. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double-trigger).

        The information used for the management agreements was not used for total compensation determination or benchmarked by any compensation consultants. The management agreements, as approved by the Committee, stand on their own and were not related to any overall compensation objectives at the time of implementation, other than Named Executive Officer acquisition and retention, and did not affect decisions regarding other compensation elements.

        Please see the "Management Agreements" section in this proxy.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code (the "Code") requires that we meet specific criteria, including shareholder approval of certain share and bonus plans, in order to deduct compensation over $1,000,000 paid to a Named Executive Officer for federal income tax purposes. We must submit for shareholder approval certain performance-based compensation plans every five years in order for payments under those plans to remain tax-deductible to us. Shareholder approval must also be obtained to preserve the deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the Plan. In 2009, our shareholders reapproved the Bemis Executive Officer Performance Plan. The Committee intends to make awards under these plans where appropriate to maximize deductibility to us. The Committee believes that our compensation programs, both annual and long-term, are in the Company's best interests and in the best interests of our shareholders. While the Committee will continue to employ compensation programs which provide tax savings for us, it is possible that components of certain executive compensation programs may not be tax-deductible to the Company.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

THE COMPENSATION COMMITTEE

David S. Haffner, Chair
Barbara L. Johnson
Timothy M. Manganello
Roger D. O'Shaughnessy

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

			(1)	(2)	(3)	(4)	(5)

Henry J. Theisen,	2011	1,000,000		3,391,472	584,430	4,485,230	13,822	9,474,954
President and	2010	900,000	218,750	3,140,168	1,887,570	3,528,132	19,987	9,694,607
Chief Executive Officer	2009	875,000	218,750	2,004,116	1,750,000	825,922	32,167	5,705,955

Scott B. Ullem,	2011	500,000		932,671	172,673		376,158	1,981,502
Vice President	2010	465,000	67,500	973,424	585,147		29,944	2,121,015
and Chief	2009	450,000	67,500	618,426	540,000		24,634	1,700,560
Financial Officer

Gene C. Wulf,	2011	555,833		983,505		1,599,696	11,278	3,150,312
Former Executive Vice	2010	564,000	123,525	1,180,667	709,726	960,729	11,607	3,550,254
President(6)	2009	549,000	123,525	754,476	658,800	-15,076	10,364	2,081,089

William F. Austen,	2011	487,000		908,405	168,183	1,114,261	17,083	2,694,932
Vice President,	2010	472,000	69,000	988,107	593,955	604,185	32,278	2,759,525
Operations	2009	460,000	69,000	632,148	552,000	283,385	27,243	2,023,776

James W. Ransom, Jr.,	2011	430,000		802,061	148,498	72,519	16,712	1,469,790
Vice President,	2010	355,000	42,500	743,177	446,725	37,750	28,229	1,653,381
Operations

Sheri H. Edison,	2011	400,000		520,064	116,886		14,519	1,051,469
Vice President, General Counsel and Secretary

(1)
In 2009, the Committee approved discretionary bonuses for Executive Officers for the effort and success attributed to the Alcan Packaging Food Americas acquisition. Executive Officers received a discretionary award based on a percentage of their target BEOPP award, with 50% paid in November 2009 and 50% paid upon the successful completion of the acquisition in March 2010. No discretionary bonus was paid in 2011.

(2)
Reflects the grant date fair value of share awards granted in each fiscal year, calculated in accordance with FASB ASC Topic 718. Beginning in 2009, both time-based and performance-based share units were granted. Time-based share units vest after a five-year period and performance-based share units vest after a three-year period. Time-based share units are valued at the number of units awarded multiplied by the grant date closing price. Performance-based share units are valued at the number of shares expected to vest based on the probable outcome pursuant to FASB ASC Topic 718, multiplied by the grant date fair value per share. Assuming that the performance-based share units vest at the maximum performance level, the grant date fair value of the 2011 performance-based share units at the grant date using the 12/30/10 share price of $32.66 would be: Mr. Theisen-$2,985,189; Mr. Ullem-$820,941; Mr. Wulf-$865,685; Mr. Austen-$799,582; Mr. Ransom-$705,978; and Ms. Edison-$457,762.

(3)
The amounts in this column reflect cash awards paid under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.

(4)
The amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers' benefits under all established pension plans. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. See Pension Benefits for more detailed information.

(5)
The amounts shown in the All Other Compensation column include the following:

Name	Year	401K Match BIIP ($)	Profit Sharing Contribution BIPSP ($)	Life Insurance ($)	Relocation Moving Expense Tax Reimbursement ($)	Perquisites ($)	TOTAL ($)

		(a)	(b)		(c)	(d)

Henry J. Theisen	2011	6,125		4,902		2,795	13,822

Scott B. Ullem	2011	5,350	10,000	810	145,165	214,833	376,158

Gene C. Wulf	2011	5,563		4,023		1,692	11,278

William F. Austen	2011	6,125	9,740	1,218			17,083

James W. Ransom, Jr.	2011	6,125	8,600	1,082		905	16,712

Sheri H. Edison	2011	6,125	4,900	966	865	1,663	14,519

  (a)
  The BIIP 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers. Participants contribute by making pre-tax employee contributions that are then matched by the Company in Bemis shares. The match is 50% of the first 2% of employee contributions and then a 25% match on any contributions above 2% up to an 8% maximum match.

  (b)
  The BIPSP profit sharing plan is available to all eligible salaried and non-union hourly employees who are not grandfathered into the Bemis Defined Benefit Retirement Plans. To qualify for participation, the employee must meet all eligibility requirements and regularly contribute to the plan at a minimum of 3% of covered pay for the entire year. The amounts reflected represent contributions made in 2012 for 2011 performance.

  (c)
  Bemis' relocation benefits include home sale and home purchasing assistance, household goods move, temporary living assistance, and other similar costs. The Bemis Relocation Policy applies to full-time exempt salaried employees who are hired or transferred at the request of Bemis and who are selected by Bemis to participate in the policy. As part of the policy, Bemis will pay the estimated federal, state, local and FICA tax liabilities that arise from the taxable but generally non-deductible portion of Company reimbursed expenses.

  (d)
  Mr. Ullem's perquisites represent total reimbursements for relocation moving expenses in the amount of $211,735 and reimbursements for gas.
(6)
Mr. Wulf retired from Bemis on 12/16/2011, which resulted in a forfeiture of 10,602 time-based share units granted in 2011 ($346,261) and 8,835 performance-based share units granted in 2011 ($367,094) for a total forfeiture of $713,355.

 GRANTS OF PLAN BASED AWARDS IN 2011

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)

	Eff Grant Date	Award (Approval) Date								Grant Date Fair Market Value ($)
Name			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

				(1)			(2)		(2)	(3)

	01/03/11	11/03/10							45,701	1,492,595
Henry J. Theisen	01/03/11	11/03/10				22,851	45,701	91,402		1,898,877(4)
			275,000	1,100,000	2,310,000

	01/03/11	11/03/10							12,568	410,471
Scott B. Ullem	01/03/11	11/03/10				6,284	12,568	25,136		522,200(4)
			81,250	325,000	682,500

	01/03/11	11/03/10							13,253	432,843
Gene C. Wulf (5)	01/03/11	11/03/10				6,627	13,253	26,506		550,662(4)
			87,000	348,000	730,800

	01/03/11	11/03/10							12,241	399,791
William F. Austen	01/03/11	11/03/10				6,121	12,241	24,482		508,614(4)
			79,138	316,550	664,755

	01/03/11	11/03/10							10,808	352,989
James W. Ransom, Jr.	01/03/11	11/03/10				5,404	10,808	21,616		449,072(4)
			69,875	279,500	586,950

	01/03/11	11/03/10							7,008	228,881
Sheri H. Edison	01/03/11	11/03/10				3,504	7,008	14,016		291,182(4)
			55,000	220,000	462,000

(1)
The Bemis Executive Officer Performance Plan (BEOPP) is an annual, non-equity cash incentive program. The BEOPP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the Committee's oversight and approval. The short-term, non-equity incentive plan's measurement for payout is the increase in adjusted EPS over the previous year. Each Named Executive Officer has a target award opportunity that is assigned as a percentage of annual base pay. These annual target awards range from 40% of annual base pay to 110% of annual base pay (as determined by the Committee). This target award is subsequently adjusted, utilizing a performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). This annual payout is determined by comparing adjusted EPS year-over-year increase percent against the performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis), wherein achieving 90% of adjusted year-over-year performance yields a 25% payout and achieving less than 90% adjusted EPS year-over-year yields no payout. In addition, if overall Company net sales increase 8% or more from the previous year, an additional 10% of the target award is earned.

(2)
The Stock Incentive Plan provides for issuance of restricted equity units to all Executive Officers and other key employees, including the Named Executive Officers. For all Executive Officers, beginning in 2009, the Committee provided both time-based and performance-based annual share units. Time-based share units vest after a five-year period, subject to accelerated vesting for retirement eligible participants, and performance-based share units vest after a three-year period, subject to accelerated vesting for retirement eligible participants. The Committee uses a formula tied to base salary to set the number of share units awarded annually. The share price used to determine the number of both time-based and performance-based share units was the average closing share price for the last 20 trading days of December 2010, or $32.8225. The maximum payout for the performance-based share units is two times the target for achieving 75% of TSR in comparison to the TSR Comparator Group while achieving 25% of TSR in comparison to the TSR Comparator Group yields a 50% payout. Below 25% achievement yields no payout (see Performance-Based Share Units Payout Chart in Compensation Discussion and Analysis).

(3)
Grant date fair market value for the time-based share units is the number of units, multiplied by the closing market price on 12/31/10, which was $32.66. Grant date fair market value for the performance-based share units is the number of shares expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718, multiplied by the grant date fair value per share.

(4)
Management recommended a change to the TSR Comparator Group on the performance-based share units that were originally granted on 1/3/11. The Compensation Committee approved the recommendation to change the peer group to the S&P 500 Industrials on 2/18/2011 for the 2011 grant. The modification resulted in no incremental grant date fair value (rather the value decreased), so the awards are reported based on the original grant date fair value.

(5)
Mr. Wulf retired as of 12/16/11 which resulted in a forfeiture of 10,602 of the 13,253 time-based share units granted in 2011 and 8,835 of the 13,253 performance-based share units granted in 2011.

 OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

	Option Awards			Stock Awards

			(1)	(2)		(3)	(2)		(3)

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Henry J. Theisen	31,608	24.8150	01/01/13
				(5)	13,250	398,560
				(6)	17,734	533,439
				(7)	27,845	837,578
				(8)	36,561	1,099,755
							(9)	46,411	1,396,043
							(10)	45,701	1,374,686

Scott B. Ullem				(5)	25,000	752,000
				(6)	13,681	411,524
				(7)	14,387	432,761
				(8)	12,568	378,045
							(9)	14,387	432,761
							(10)	12,568	378,045

Gene C. Wulf	24,082	24.8150	01/01/13
							(9)	17,450	524,896
							(10)	4,418	132,893

William F. Austen				(5)	27,000	812,160
				(6)	13,985	420,669
				(7)	14,604	439,288
				(8)	12,241	368,209
							(9)	14,604	439,288
							(10)	12,241	368,209

James W. Ransom, Jr.				(4)	20,000	601,600
				(5)	13,000	391,040
				(6)	6,891	207,281
				(7)	10,984	330,399
				(8)	10,808	325,105
							(9)	10,984	330,399
							(10)	10,808	325,105

Sheri H. Edison				(7)	6,500	195,520
				(8)	7,008	210,801
							(10)	7,008	210,801

(1)
All options expire 10 years from the date of issuance.

(2)
The Stock Incentive Plan provides for issuance of restricted equity units to all Executive Officers. For all Executive Officers, the Committee provides annual grants of time-based share units that vest after a five-year period and beginning in 2009, performance-based share units that vest after a three-year period, with all share units subject to accelerated vesting for retirement eligible participants. The performance-based share units will vest on 12/31/2012 and 12/31/2013 respectively, based on our TSR performance relative to our TSR Comparator Group and subject to accelerated vesting for retirement eligible participants. All Executive Officers receive dividend equivalent payments on the number of outstanding share units for awards made prior to January 2010. Dividend equivalents on awards granted on or after 2010, are accrued and paid out when the share units fully vest.

(3)
Market value of share units is determined by multiplying the number of units by the 12/30/2011 Bemis closing share price of $30.08.

(4)
Number of time-based share units awarded on 1/1/2007. The units will vest on 12/31/2012.

(5)
Number of time-based share units awarded on 1/1/2008. The units will vest on 12/31/2012, subject to accelerated vesting for retirement eligible participants.

(6)
Number of time-based share units awarded on 1/1/2009. The units will vest on 12/31/2013, subject to accelerated vesting for retirement eligible participants.

(7)
Number of time-based share units awarded on 1/1/2010. The units will vest on 12/31/2014, subject to accelerated vesting for retirement eligible participants. Ms. Edison's 2010 awards were granted on 6/15/2010.

(8)
Number of time-based share units awarded on 1/3/2011. The units will vest on 12/31/2015, subject to accelerated vesting for retirement eligible participants.

(9)
Number of performance-based share units awarded 1/1/2010 that would be earned based on achieving target level of performance. Ms. Edison did not receive performance-based share units in 2010. The units will vest on 12/31/2012 based on our TSR Performance relative to our TSR Comparator Group and subject to accelerated vesting for retirement eligible participants.

(10)
Number of performance-based share units awarded on 1/1/2011 that would be earned based on achieving target level of performance. The units will vest on 12/31/2013 based on our TSR Performance relative to our TSR Comparator Group and subject to accelerated vesting for retirement eligible participants.

 OPTION EXERCISES AND STOCK VESTED IN 2011

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

	(1)		(2)

Henry J. Theisen			49,825	1,498,736	(3)
			9,800	294,784	(4)
			19,506	586,740	(5)

Scott B. Ullem			6,020	181,082	(5)

Gene C. Wulf	14,176	104,335	16,611	499,659	(3)
			7,344	220,908	(5)

William F. Austen			26,000	782,080	(4)
			6,153	185,082	(5)

James W. Ransom, Jr.			3,032	91,203	(5)

Sheri H. Edison

(1)
Represents options exercised in 2011 and the total value realized is determined by calculating the difference in value between the exercise price of the stock option and the share price on the date of exercise.

(2)
For all retirement eligible Executive Officers (Mr. Theisen), time-based share units vest at the rate of 1/60th per month until age 60, when all units are vested. The figures represent the number of shares that vested in 2011 for each Named Executive Officer. Mr. Wulf retired as of 12/16/2011.

(3)
Share units vested 12/31/2011 but not yet distributed (distribution will occur following retirement or at the end of the grant term, whichever occurs first), to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $30.08 multiplied by the number of units vested.

(4)
Time-based share units vested 12/31/2011 and distributed on 1/3/2012 to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $30.08 multiplied by the number of units vested.

(5)
Performance-based share units vested 12/31/2011 and distributed on 2/1/2012 to the Named Executive Officer with the exception of Mr. Wulf who will receive distribution of shares on 7/1/2012. Dollar amount represents the share closing price on the date of vesting, $30.08, multiplied by the number of units vested. Payout percent was 52.5 percent of the target award.

 2011 NON-QUALIFIED DEFERRED COMPENSATION

Officers	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Henry J. Theisen

Scott B. Ullem

Gene C. Wulf

William F. Austen

James W. Ransom, Jr.			-4,019		177,452

Sheri H. Edison

        Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The plan allows deferral of short-term cash incentives. Earnings shown include changes in the value of phantom share units, the reinvestment of related dividend equivalents, and interest credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis. This plan is no longer available to our employees.

 2011 PENSION BENEFITS

        The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	(1)(2)		(3)

Henry J. Theisen	Bemis Retirement Plan (BRP)	35.96	1,613,566
	Bemis Supplemental Retirement Plan (Supplemental Plan)	35.96	10,255,885
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	35.96	3,838,154

	Total		15,707,605

Scott B. Ullem (4)	Bemis Retirement Plan (BRP)
	Bemis Supplemental Retirement Plan (Supplemental Plan)
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)
	Total

Gene C. Wulf (5)	Bemis Retirement Plan (BRP)	36.29	1,710,117
	Bemis Supplemental Retirement Plan (Supplemental Plan)	36.29	5,135,377
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	36.29	1,041,869
	Total		7,887,363

William F. Austen	Bemis Retirement Plan (BRP)	5.80	151,704
	Bemis Supplemental Retirement Plan (Supplemental Plan)	5.80	456,736
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	11.80	2,465,258
	Total		3,073,698

James W. Ransom, Jr.	Bemis Retirement Plan (BRP)	3.12	66,458
	Bemis Supplemental Retirement Plan (Supplemental Plan)	3.12	124,591
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)
	Total		191,049

Sheri H. Edison (4)	Bemis Retirement Plan (BRP)
	Bemis Supplemental Retirement Plan (Supplemental Plan)
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)
	Total

Key Assumptions (3)	12/31/2011	12/31/2010
Discount Rate	4.25%	5.25%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2000 Projected from 2000 to 2011	RP 2000 Projected from 2000 to 2010
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	4% (3.13% for Mr. Wulf)	5.00%
Mortality	IRS 2011 Applicable Mortality Table	IRS 2010 Applicable Mortality Table
(1)
Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan)—Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provides benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit "excess" plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. The only Named Executive Officer that meets the eligibility requirements for early retirement as of December 31, 2011 is Mr. Theisen. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefit equals the normal retirement benefit, reduced by 2% each year from age 65 to age 62, then reduced 4% each year to age 55. In addition, a Social Security supplement is payable from early retirement until age 65.

(2)
Similar to the BRP and Supplemental Plan, the total benefits under the Bemis Supplemental Retirement Plan for Senior Officers (SERP) is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the SERP accrue over a 20-year period. In addition, final average earnings are calculated using the highest five years during the last 15, whether or not they are consecutive. The only Named Executive Officer that meets the eligibility requirements for early retirement as of December 31, 2011 is Mr. Theisen. Benefits under the SERP vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility notes above, except that the Senior Officer cannot commence payment prior to age 55. The SERP has no early retirement reductions and a present value lump sum form of payment is offered.

(3)
All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and the SERP, are the same as those used in our financial statements as of December 31, 2011, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the SERP. Lump sums under the Supplemental Plan and the SERP were calculated assuming a 4% lump sum interest rate (3.13% for Mr. Wulf) and the IRS 2011 Applicable Mortality Table.

(4)
Employees hired after January 1, 2005, are not eligible to participate in any of the Bemis Defined Benefit Retirement Programs.

(5)
Mr. Wulf retired as of 12/16/11 with a pension commencement date of 1/1/12.

 2011 DIRECTOR COMPENSATION

        Director compensation is approved by the Board of Directors after the Committee recommends appropriate annual pay levels. The Committee determines appropriate pay levels using the expertise and data supplied by Towers Watson. The components of Director pay include cash or shares in lieu of cash, share awards and an additional cash payment for Directors who serve as Chairs on the various Committees. For 2011, annual board compensation consisted of $75,000 and share awards valued at $75,000. In addition, the Committee Chairs receive a payment of cash or shares in lieu of cash in the amount of $15,000. Chairman Bolton received $105,000 which includes $75,000 Director pay plus $30,000 for being Lead Director on a pro-rated basis for the period of January 1, 2011—August 4, 2011 ($105,000 × 7.13/12 = $62,387.50). From August 5, 2011—December 31, 2011, Chairman Bolton received a pro-rated payment of his $400,000 annual fee for services as Chairman of the Board ($400,000 × 4.87/12 = $162,333.33).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

		(1)

William J. Bolton	224,721	367,100(2)	591,821

David S. Haffner	90,000	75,000	165,000

Barbara L. Johnson	75,000	75,000	150,000

Timothy M. Manganello (3)		150,000	150,000

Roger D. O'Shaughnessy (3)		150,000	150,000

Paul S. Peercy (3)		150,000	150,000

Edward N. Perry	75,000	75,000	150,000

William J. Scholle (4)	75,000	75,000	150,000

Holly A. Van Deursen	75,000	75,000	150,000

Philip G. Weaver	90,000	75,000	165,000

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (2,351 shares multiplied by the stock closing price on 5/5/2011 or $31.91=$75,000).

(2)
Includes a one-time additional 10,000 share award grant when Director Bolton became Chairman (10,000 shares multiplied by the stock closing price on 8/8/2011 or $29.21=$292,100 added to original $75,000 for a total of $367,100). Of the 10,000 stock awards, 5,000 vested upon grant and 5,000 will vest on 8/8/2012.

(3)
Directors Manganello, Peercy and O'Shaughnessy elected to receive their annual retainer and Chair fees, if any, in the form of Bemis shares in lieu of cash.

(4)
The Board accepted Director Scholle's resignation as Director as of 11/1/2011.

 POTENTIAL PAYMENTS UPON TERMINATION, INCLUDING FOLLOWING
CHANGE OF CONTROL FOR 2011

        The following table describes the potential payments and benefits under the Company's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for certain terminations following a change of control of the Company as described below, and involuntary termination as shown below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee. In the case of an involuntary termination, a severance award would be payable based on grade level and service, with the maximum award typically equal to one-year of base pay.

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)

			(4)		(5)

Henry J. Theisen	Death				5,640,060
	Disability				5,640,060
	Voluntary termination
	Voluntary retirement
	Involuntary termination	1,000,000
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	12,547,899		90,750	5,640,060	5,640,881

Scott B. Ullem	Death				2,785,137
	Disability				2,785,137
	Voluntary termination
	Voluntary retirement
	Involuntary termination	500,000
	Involuntary termination for cause
	(2) Involuntary or constructive termination after change of control	2,470,294		60,500	2,785,137	1,405,950

Gene C. Wulf (6)	Death
	Disability
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	Involuntary or constructive termination after change of control

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)

			(4)		(5)

William F. Austen	Death				2,847,824
	Disability				2,847,824
	Voluntary termination
	Voluntary retirement
	Involuntary termination	487,000
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	4,480,747		90,750	2,847,824	1,796,954

James W. Ransom, Jr.	Death				2,510,928
	Disability				2,510,928
	Voluntary termination
	Voluntary retirement
	Involuntary termination	430,000
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	3,723,154		90,750	2,510,928	1,476,482

Sheri H. Edison	Death				555,217
	Disability				555,217
	Voluntary termination
	Voluntary retirement
	Involuntary termination	400,000
	Involuntary termination for cause
	(3) Involuntary or constructive termination after change of control	1,524,000		60,500	555,217

(1)
Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, and cash value equal to 2011 restricted shared units and an excise tax adjustment. The cash column represents three (3) times the annual base salary and three (3) times the highest bonus paid, a cash payment equal to the value of the 2011 restricted share awards made to the Named Executive Officers and three (3) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $90,750 in estimated health, welfare and life insurance cost for a three (3) year period.

(2)
Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding and tax gross-up values. The cash column represents two (2) times the annual base salary and two (2) times the highest bonus paid and two (2) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $60,500 in estimated health, welfare and life insurance cost for a two (2) year period.

(3)
Involuntary or constructive termination after change of control: provides salary, bonus and non-vested equity units outstanding (no tax gross-up due to elimination of this benefit as of 1/1/2009). The cash column represents two (2) times the annual base salary and two (2) times the highest bonus paid and two (2) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $60,500 in estimated health, welfare and life insurance cost for a two (2) year period.

(4)
Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.

(5)
The Acceleration and Continuation of Equity Awards column for an involuntary or constructive termination after change of control includes the value of all currently non-vested equity units outstanding from the Outstanding Equity Awards Table, including both time and performance-based awards.

(6)
Mr. Wulf retired on 12/16/2011.

 MANAGEMENT AGREEMENTS

        We have Management Agreements ("Agreements") with Mr. Theisen and the other Executive Officers that become effective only upon a change of control event. A change of control event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of our securities representing 20 percent or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of Directors, or 20 percent or more of the then outstanding shares of our Common Stock. If, in connection with a change of control event, an Executive Officer is terminated involuntarily or constructively involuntarily terminated, such Executive Officer will be entitled:

  (a)
  to immediately receive from us or our successor, a lump-sum cash payment in an amount equal to three times (or two times for Executive Officers elected in 2008 or later) the sum of (1) the executive's annual salary for the previous year, or, if higher, the executive's annual salary in effect immediately prior to the change of control event; (2) the executive's target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

  (b)
  to immediately receive from us or our successor (for Executive Officers elected before 2007), a lump-sum cash payment in an amount equal to the executive's most recent annual grant of equity units multiplied by the value of a share of our common stock on the day immediately prior to the change of control event; and

  (c)
  for three years (or two years for Executive Officers elected in 2008 or later) after the "Involuntary Termination" or "Constructive Involuntary Termination", to participate in any health, disability, and life insurance plan or program in which the executive was entitled to participate immediately prior to the change of control event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs (a), (b) or (c) above for any time following the executive's sixty-fifth (65th) birthday.

        For purposes of the Agreements, "Involuntary Termination" means a termination by us of the executive's employment that is not a termination for "Cause" and that is not on account of the death or disability of the executive.

        "Constructive Involuntary Termination" means any of the following events: (1) reduction of the executive's title, duties, responsibilities, or authority, other than for Cause or disability; (2) reduction of the executive's annual base salary; (3) reduction of the aggregate benefits under our pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans, and other employee benefit plans and arrangements or reduction of the number of paid vacation days to which the executive is entitled; (4) we fail to obtain assumption of the Agreement by any successor; (5) we require the executive to perform his primary duties at a location that is more than 25 miles further from his primary residence than the location at which he performs his primary duties on the effective date of the Agreement; or (6) a termination of employment with us by the executive after any of the other occurrences listed.

        "Cause" means, and is limited to, (1) willful and gross neglect of duties by the executive that has not been substantially corrected within 30 days after his receipt from us of written notice describing the neglect and the steps necessary to substantially correct it, or (2) an act or acts committed by the executive constituting a felony and substantially detrimental to us or our reputation.

        In 2008, new Management Agreements were approved for all incoming Executive Officers. These agreements provide for two (2) years of payments (versus the previously executed Management Agreements that provide for three (3) years of payments) and provide no additional payments for any restricted share unit awards.

        Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code §280G excise tax adjustments from payments due under new Management Agreements.

 REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is composed of five independent non-employee directors. It is responsible for overseeing the Company's financial reporting and the Company's controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company's management, the Company's Director of Global Financial Compliance, the Company's Director of Internal Audit and the independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company's Director of Global Financial Compliance, the Company's Director of Internal Audit, and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company's Director of Global Financial Compliance, the Director of Internal Audit and PricewaterhouseCoopers. The Committee meets privately with the Company's Director of Internal Audit, with the Director of Global Financial Compliance and with PricewaterhouseCoopers at least four times a year.

        Specifically, the Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2011 with the Company's management; (ii) met and discussed the financial statements and related issues with senior management, the Company's Director of Global Financial Compliance, the Company's Director of Internal Audit; (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iv) received the written notice from PricewaterhouseCoopers regarding their independence; and (v) approved related person policy transactions in accordance with the Related Persons Transaction Policy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES

        The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	2011	2010
Audit Fees (1)	$3,708,272	$3,211.601
Audit-Related Fees (2)	348,947	1,084,148
Tax Fees (3)	161,042	132,219

Total Fees	$4,218,261	$4,427,968

(1)
Audit Fees—These are fees for professional services performed by PricewaterhouseCoopers for the integrated audits of the Company's annual financial statements and reviews of financial statements included in the Company's 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees—These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company's financial statements, including due diligence projects.

(3)
Tax Fees—These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning. This includes review and/or preparation of certain foreign tax returns and tax consulting.

        The Audit Committee approved all audit and non-audit services provided to the Company by the Company's independent registered public accounting firm in accordance with its policy, prior to management engaging the auditor for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Company's independent registered public accounting firm. In making its recommendation to appoint PricewaterhouseCoopers as the Company's independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm's independence.

        Based on the Committees' review and discussions with senior management, the Director of Global Financial Compliance, the Director of Internal Audit and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

  Philip G. Weaver, Chair and Financial Expert
  William J. Bolton
  Paul S. Peercy
  Edward N. Perry
  Holly A. Van Deursen

 PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

        A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm ("auditor") for the year ending December 31, 2012. While Missouri law, our Restated Articles of Incorporation, and our Amended By-Laws do not require submission to the shareholders the question of appointment of auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for shareholder consideration in recognition that the basic responsibility of the auditors is to the shareholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our auditor for many years. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

        The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
("SAY-ON-PAY VOTE")

        As required by the rules of the Securities and Exchange Commission, our shareholders provide an annual, advisory, non-binding vote on the compensation of our Named Executive Officers as disclosed in this proxy statement.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are vital to our success. Our compensation policies and practices were designed based upon a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. Please read the "Compensation Discussion and Analysis" in this proxy statement for additional details about our executive compensation programs, including information about the 2011 compensation of our Named Executive Officers.

        We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our named executive officers and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote "FOR" the following resolution:

        "RESOLVED, that Bemis' shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Bemis' Proxy Statement for the 2012 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure."

        The Say-on-Pay Vote is advisory, and therefore not binding on Bemis, the Compensation Committee or our Board of Directors. However, we value shareholders' opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 4—SHAREHOLDER PROPOSAL TO ELIMINATE
THE CLASSIFICATION OF THE BOARD OF DIRECTORS

        The Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust by the North Carolina State Treasurer, the fiduciary for the North Carolina Retirement Systems, which held 28,099 shares of Common Stock on November 11, 2011, has given notice that it will introduce the following resolution and statement in support thereof:

        RESOLVED, that shareholders of Bemis Company, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

Supporting Statement

        This resolution was submitted on behalf of by [sic] the Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust by the North Carolina State Treasurer, the fiduciary for the North Carolina Retirement system. The Harvard Law School Shareholder Rights project advised the North Carolina State Treasurer in connection with this resolution.

        The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

        Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010—June 30, 2011 exceeded 75%.

        The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

  •
  Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007);

  •
  Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

  •
  Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

  •
  Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

        Please vote for this proposal to make directors more accountable to shareholders.

Bemis' Statement in Opposition to Proposal

        As described in more detail below, the Board of Directors recommends that shareholders vote against the shareholder proposal to declassify the Board of Directors. After carefully considering the proposal, the Board has determined that maintaining the classified board structure is in the best long-term interests of the Company and our shareholders. The Board believes that a classified board structure provides continuity and stability and protects shareholder value. The Board believes that the benefits of a classified board do not come at the expense of director accountability. Rather, the Company has independent Board leadership and a demonstrated commitment to good governance practices, which allow the Board to focus on the long-term best interests of our shareholders.

Continuity and Stability

        Pursuant to our Amended By-Laws, our Board is divided into three classes, with each class serving a staggered three-year term such that approximately one-third of the Board is up for election each year. This structure is designed to provide stability and continuity and ensure that, at any given time, the Company has serving directors who have extensive knowledge of the Company and its business, services, markets, opportunities and strategic goals. Directors who have experience with the Company and a deep understanding of its business and affairs are an invaluable resource, as they are better positioned to make critical decisions about what is best for the Company and our shareholders. In contrast, a declassified board could possibly be replaced in its entirety in a single year, which, in the short term, could lead to disruptions in the Company's affairs and, in the long term, to a less qualified and knowledgeable director base, thereby jeopardizing the Company's goals and growth. A classified board also benefits the Company and our shareholders because it helps attract and retain highly qualified director candidates who are willing to make a long-term commitment of their time and resources required to understand the Company, our business and the general environment in which we operate. This commitment is crucial to achieve our strategic goals and one that is best fulfilled by a continuous and stable board.

Independence and Bemis' Commitment to Good Governance

        Our Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors—the significant majority of the Board—by providing them with a longer assured term of office. In effect, the directors would be insulated from pressures from management and also from special interest groups that may have an agenda contrary to the long-term interests of the Company and our shareholders. The freedom to focus on the long-term interests of the Company instead of on the re-nomination process leads to greater independence and better governance.

        Furthermore, the Company has sound corporate governance processes and procedures in place. The Company's Board is comprised of nine "independent" directors, as that term is defined in the applicable listing standards of the New York Stock Exchange, with the only non-independent director being our Chief Executive Officer. Within the last year, the percentage of independent directors on our Board has increased, and the Board appointed an independent Chairman of the Board to provide independent leadership. In addition, three standing Board Committees—the Audit, Compensation and Nominating and Corporate Governance Committees—contain only independent directors. Thus, our current practices demonstrate our commitment to having in place strong corporate governance principles to foster an independent and shareholder-oriented board.

Accountability to Shareholders

        A classified board remains accountable to our shareholders. At each annual meeting, our shareholders have the opportunity to evaluate and elect one-third of the Board of Directors. Through that election process, shareholders have a meaningful opportunity to communicate their views on the Board's oversight of the management of the Company. But most fundamentally, all of the Company's directors, regardless of whether they are up for election in a particular year, are required to uphold the same fiduciary duties to the Company and our shareholders. Directors elected to three-year terms are not any more insulated from responsibility to our shareholders than directors who are elected annually, and therefore are equally accountable to shareholders. Accountability thus depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.

Protecting Shareholder Value

        The classified board structure does not inherently preclude a successful takeover offer. Rather, it enhances the Board's ability to seek the best results for shareholders in a potential takeover situation by preventing the replacement of a majority of the Company's directors with hostile nominees at a single annual meeting. This effect occurs because in a classified board structure only approximately one-third of directors are elected at any annual meeting. In consequence, a party seeking to take over the Company would need at least two annual meetings to bring about a change in a majority of the directors. By preventing a takeover in a single annual meeting, the classified board structure may actually encourage a party that is pursuing a takeover to initiate arm's-length discussions with management and the Board, who may be in a better position to negotiate a higher price or more favorable terms, thereby maximizing shareholders' value.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS.

 SUBMISSION OF SHAREHOLDER PROPOSALS

        We must receive all shareholder proposals to be presented at the 2013 annual meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 20, 2012.

        Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting, which, for next year, is February 2, 2013, which is a Saturday. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in our Amended By-Laws. The presiding Officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

        The SEC permits a procedure, called "householding", for the delivery of proxy information to shareholders. Under householding, shareholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Shareholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

        Shareholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the "opt out" card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the documents was delivered.

        Shareholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

 IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2012

The following materials are available for viewing on the Internet:

  •
  proxy statement for the 2012 Annual Meeting of Shareholders;

  •
  2011 Annual Report to Shareholders; and

  •
  annual report on Form 10-K for the year ended December 31, 2011.

        To view the proxy statement, 2011 Annual Report to Shareholders, or annual report on Form 10-K, visit www.bemis.com/2012Annualmeeting.

                      By Order of the Board of Directors

                      Sheri H. Edison
                      Vice President, Secretary and General Counsel

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 3, 2012. Meeting Information BEMIS COMPANY, INC. Meeting Type: Annual Meeting For holders as of: March 2, 2012 Date: May 3, 2012 Time: 9:00 AM CDT Location: Holiday Inn Neenah Riverwalk 123 East Wisconsin Avenue Neenah, WI 54956 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. BEMIS COMPANY, INC. ATTN: MELANIE MILLER ONE NEENAH CENTER, 4TH FLOOR P.O. BOX 669 NEENAH, WI 54957-0669 M44227-Z57478 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Annual Report 2. Notice And Proxy Statement How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2012 to facilitate timely delivery. M44228-Z57478 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote "FOR" each of the following nominees: 1. Election of Directors Nominees: 01) William J. Bolton 02) Barbara L. Johnson 03) Paul S. Peercy 04) Ronald J. Floto 05) William L. Mansfield The Board of Directors recommends you vote "FOR" the following proposal: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Board of Directors recommends you vote "FOR" the following proposal: 3. To approve, on an advisory basis, our executive compensation. The Board of Directors recommends you vote "AGAINST" the following shareholder proposal: 4. To eliminate the classification of the Board of Directors. M44229-Z57478 NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 2, 2012 will be entitled to receive notice of and to vote at the meeting.

M44230-Z57478

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BEMIS COMPANY, INC. ATTN: MELANIE MILLER ONE NEENAH CENTER, 4TH FLOOR P.O. BOX 669 NEENAH, WI 54957-0669 M44225-Z57478 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except BEMIS COMPANY, INC. The Board of Directors recommends you vote "FOR" each of the following nominees: 1. Election of Directors Nominees: 04) Ronald J. Floto 05) William L. Mansfield 01) William J. Bolton 02) Barbara L. Johnson 03) Paul S. Peercy For Against Abstain The Board of Directors recommends you vote "FOR" the following proposal: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Board of Directors recommends you vote "FOR" the following proposal: 3. To approve, on an advisory basis, our executive compensation. The Board of Directors recommends you vote "AGAINST" the following shareholder proposal: 4. To eliminate the classification of the Board of Directors. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 2, 2012 will be entitled to receive notice of and to vote at the meeting. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

We will hold the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin, on Thursday May 3, 2012, at 9:00 a.m., Central Daylight Time. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. M44226-Z57478 BEMIS COMPANY, INC. One Neenah Center, 4th Floor P.O. Box 669 Neenah, WI 54957-0669 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Melanie E.R. Miller and Sheri H. Edison, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 2, 2012, at the Annual Meeting of Shareholders to be held on May 3, 2012. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the nominees in proposal 1, "FOR" proposal 2, "FOR" proposal 3 and "AGAINST" proposal 4. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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ADMISSION POLICY
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS MAY 3, 2012
SOLICITATION, EXECUTION AND REVOCATION OF PROXIES
OWNERSHIP OF THE COMPANY'S SECURITIES
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
BEOPP Funding Scale
2011 Long-Term Incentive Mix for Executive Officers
Relative Performance to TSR Comparator Group
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2011
OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED IN 2011
2011 NON-QUALIFIED DEFERRED COMPENSATION
2011 PENSION BENEFITS
2011 DIRECTOR COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION, INCLUDING FOLLOWING CHANGE OF CONTROL FOR 2011
MANAGEMENT AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY VOTE")
PROPOSAL 4—SHAREHOLDER PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
SUBMISSION OF SHAREHOLDER PROPOSALS
HOUSEHOLDING
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2012